CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Theragenics Corporation

     We hereby consent to the incorporation by reference of our report dated January 17, 1996, appearing in your Annual Report on Form 10-K for the fiscal year ended December 31, 1995, in your Registration Statement on Form S-8.


Grant Thornton LLP
March 28,1996